UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PATHMARK STORES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of a notice distributed to all participants in the Pathmark Employee Equity Plan.

To:	All Participants in the Pathmark Employee Equity Plan

With the announcement of the execution of the Merger Agreement dated as of March 4, 2007 (the “Merger Agreement”) by and among Pathmark Stores, Inc. (the “Company” or “Pathmark”), Sand Merger Corp. and The Great Atlantic & Pacific Tea Company, Inc. (“A&P”), there have been many questions from associates about the treatment of their stock options and restricted stock units should the transaction be approved and the merger actually take place. This notice applies to you only if you are a holder of either stock options or restricted stock units and are actively employed at the time of the transaction closing (the “Closing”).

Restricted Stock Units:

1.

Vested Units – For units that will vest before the Closing, you will receive a stock certificate and will have the same rights as any other stockholder, i.e., to sell them in the open market or exchange them for the merger consideration.

2.

Unvested Units – These units will vest upon the Closing and be cashed out. You will be entitled to receive a lump sum amount equal to the product of (x) the number of shares of the Company’s common stock (“Company Common Stock”) applicable to your award immediately prior to the Closing, and (y) the per share closing price of Company Common Stock on the day before the Closing. For example, if you have 100 restricted stock units, and the per share closing price of Company Common Stock on the day before the Closing is $12.50, you will receive a lump sum payment of $1,250 (less applicable withholding taxes).

Stock Options:

1.	All unvested stock options will vest no less than 15 days before the Closing.
2.

Stock options granted prior to June 9, 2005 (“Pre-2005 Options”) that are in the money with respect to which you consent to cancel and receive cash – Pre-2005 Options that are in the money, with your consent, will be canceled and you will be entitled to receive a single lump sum cash payment at the Closing equal to the product of (x) the number of shares of Company Common Stock you could have purchased had you exercised such Pre-2005 Options in full just before the Closing, and (y) the excess, if any, of the per share closing price of Company Common Stock on the day before the Closing over the exercise price per share of such Pre-2005 Options. For example, if you have options to purchase 100 shares of Company Common Stock having an exercise price of $7.25 per share, and the per share closing price of Company Common Stock on the day before the Closing is $12.50, you will receive, if you have consented to the cancellation of your Pre-2005 Options, a lump sum payment of $525 (100 shares x ($12.50-$7.25)), less applicable withholding taxes.

3.

Pre-2005 Options that are out of the money or Pre-2005 Options that are in the money with respect to which you do not consent to cancel and receive cash – At the Closing, each such Pre-2005 Option will be converted from an option to buy shares of Company Common Stock into an option to buy a number of shares or partial shares of A&P stock determined by using a formula described in Section 3.3(a)(iii) of the Merger Agreement. However, please refer to Section 7(c) of the Employee Equity Plan and your individual award agreement for details on the expiration of your stock options if your employment is terminated. Typically, under Section 7(c) of the Employee Equity Plan, you would have only 60 days after your employment is terminated to exercise a Nonqualified Stock Option or 90 days after your employment is terminated to exercise an Incentive Stock Option.

4.

Stock Options granted on or after June 9, 2005 – All of these options will be canceled at the Closing and you will receive a single lump sum payment calculated as described in paragraph 2 of the “Stock Options” section of this summary, or nothing if such options are not in the money.

This is only a summary of how your equity awards will be treated. This summary is qualified in its entirety by reference to the complete text of the Employee Equity Plan, previously distributed to you, and the Merger Agreement, a copy of which is included in the Company’s Form 8-K filed on March 5, 2007 which can be found at the Company’s website, www.Pathmark.com, Investor Relations, SEC Documents.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, A&P and Pathmark intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT A&P, PATHMARK AND THE MERGER. The joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed by A&P or Pathmark with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting A&P’s Investor Relations at (201) 571-4537, at Box 418, 2 Paragon Drive, Montvale, NJ 07645, or by accessing A&P’s investor relations website; or (ii) by contacting Pathmark’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, New Jersey 07008, or by accessing Pathmark’s investor relations website. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

A&P, Pathmark and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the merger. Information about the executive officers and directors of A&P and the number of shares of A&P’s common stock beneficially owned by such persons is set forth in the proxy statement for A&P’s 2006 Annual Meeting of Stockholders which was filed with the SEC on May 25, 2006. Information about the executive officers and directors of Pathmark and the number of shares of Pathmark’s common stock beneficially owned by such persons is set forth in the proxy statement for Pathmark’s 2006 Annual Meeting of Stockholders which was filed with the SEC on May 8, 2006. Investors may obtain additional information regarding the direct and indirect interests of A&P, Pathmark and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.